Exhibit 99.1

Contacts:

Media: 703.373.0200 or ir@arlingtonasset.com

Investors: Rich Konzmann at 703.373.0200 or ir@arlingtonasset.com

Arlington Asset Investment Corp. Reports Second Quarter 2015 Financial Results

ARLINGTON, VA, July 27, 2015 – Arlington Asset Investment Corp. (NYSE: AI) (the “Company” or “Arlington”) today reported non-GAAP core operating income of $40.6 million for the quarter ended June 30, 2015, or $1.76 per diluted share. Excluding gains on private-label mortgage-backed securities (“MBS”), the Company reported non-GAAP core operating income of $30.5 million, or $1.32 per diluted share. A reconciliation of non-GAAP core operating income measures to GAAP net income (loss) appears at the end of this press release.

Second Quarter 2015 Financial Highlights

•	$1.76 per diluted share of non-GAAP core operating income
•	$1.32 per diluted share of non-GAAP core operating income excluding gain on private-label MBS
•	$0.29 per diluted share of net income
•	$23.71 per share of book value
•	$0.875 per share dividend declared

“The Company experienced solid core operating income this quarter driven by growth in the Company’s agency MBS portfolio. However, persistent interest rate volatility and spread widening in fixed-rate agency MBS contributed to a decline in the Company’s book value during the quarter,” said J. Rock Tonkel, Jr., the Company's President and Chief Executive Officer. “We reallocated approximately $67 million of capital this quarter from private-label MBS into higher return agency MBS investments, and we continue to maintain a substantial hedge position with a focus on protecting our portfolio from rising interest rates. Looking forward, while higher future financing costs associated with expected Federal Reserve tightening as well as increased economic hedge costs will likely lead to compressed net spread income over time, we continue to benefit from the investment flexibility and future reallocation opportunity afforded by our remaining $152 million private-label MBS portfolio.”

Other Second Quarter Highlights

As of June 30, 2015, the Company’s agency MBS portfolio consisted of $3,914 million in face value and $4,154 million of fair value. As of June 30, 2015, the Company’s agency MBS were fixed-rate 30-year MBS specifically selected for their prepayment protections with a weighted average coupon of 3.98%, a weighted average original cost of 106.14 and a weighted average market price of 106.15. As of June 30, 2015, approximately 48% of the Company’s agency MBS portfolio is in specified pools of low loan balance loans, approximately 30% is in specified pools of loans issued under the Home Affordable Refinance Program (“HARP”), while the remainder includes specified pools of loans with low FICO scores or with other characteristics selected for the prepayment protection. Weighted average pay-up premiums on the Company’s agency MBS portfolio, which represent the estimated price premium of agency MBS backed by specified pools over a generic to-be-announced agency security, declined to approximately 1/2 of a point as of June 30, 2015 compared to approximately ¾ of a point as of March 31, 2015. The three-month constant prepayment rate (“CPR”) for the Company’s agency MBS increased to 12.34% as of June 30, 2015, compared to 8.18% as of March 31, 2015. As of June 30, 2015, the Company had $3,592 million of repurchase agreements outstanding with a weighted average rate of 38 basis points secured by $3,784 million of agency MBS at fair value. The Company’s total debt to equity ratio as of June 30, 2015 was approximately 6.8 to 1.

As of June 30, 2015, the Company’s Eurodollar futures run consecutively through June 2020 with a weighted average notional amount of $2,427 million with a weighted average contract rate of 2.69% and a current market rate of 1.74%. As of June 30, 2015, the Company also had $1,075 million in notional 10-year interest rate swap futures with a weighted average contract rate of 2.77% and a current market rate of 2.47%. As of June 30, 2015, the total weighted average hedge notional amount as a percentage of the Company’s outstanding repurchase agreement financing on its agency MBS was 97%, relatively unchanged from the prior quarter. The Company increased its long-term hedges to 31% of its total hedge portfolio as of June 30, 2015 compared to approximately 27% as of March 31, 2015.

Net interest income for the second quarter of 2015 was $34.1 million, including non-cash accretion on private-label MBS of $2.3 million required under GAAP. During the second quarter of 2015, the Company recorded net investment losses on its agency MBS portfolio of $61.8 million and net investment gains on its derivative hedging instruments of $30.4 million for a net investment loss on its hedged agency MBS portfolio of $31.4 million. In recent quarters, the Company’s increased allocation of capital to agency MBS has resulted in growth in the Company’s net interest income and core operating income. With this growth in the agency MBS portfolio, the economic costs of the Company’s hedge instruments have grown proportionately, which are reflected in the Company’s GAAP net income and changes in book value through net investment gains and losses rather than through net interest income and core operating income.

As of June 30, 2015, the Company’s private-label MBS portfolio consisted of $198.9 million in face value with an amortized cost basis of $132.6 million and a fair value of $152.2 million. During the second quarter of 2015, the Company sold private-label MBS for sale proceeds of $89.6 million, realizing a GAAP gain of $13.1 million. Net sale proceeds from these private-label MBS after deducting associated repurchase financing was $66.8 million. During the second quarter of 2015, the Company purchased $2.9 million of new private-label MBS. As of June 30, 2015, the Company had $39.4 million of repurchase agreements outstanding with a weighted average rate of 212 basis points secured by $70.6 million of private-label MBS at fair value.

Dividend

The Company’s Board of Directors approved a $0.875 dividend for the second quarter of 2015. The dividend will be paid on July 31, 2015 to shareholders of record as of June 30, 2015.

The tax characterization of the Company’s distributions to shareholders is determined annually and reported to shareholders on Form 1099-DIV after the end of the calendar year. As a C-corporation, distributions to shareholders of current or accumulated earnings and profits are qualified dividends eligible for the 23.8% federal income tax rate whereas similar distributions to shareholders by a REIT of current or accumulated earnings and profits are nonqualified dividends subject to the higher 43.4% tax rate on ordinary income. Any distributions in excess of current or accumulated earnings and profits would be reported as returns of capital instead of qualified dividends.  Distributions that are classified as returns of capital are nontaxable to the extent they do not exceed a shareholder's adjusted tax basis in the Company's stock, or as a capital gain to the extent that the amount of the distribution exceeds a shareholder's adjusted tax basis in the Company's stock.

Conference Call

The Company will hold a conference call for investors at 9:00 A.M. Eastern Time on Tuesday, July 28, 2015 to discuss the results. Investors wishing to listen to the earnings call may do so via the Internet at:  http://www.arlingtonasset.com/index.php?s=19.

Replays of the earnings call will be available for 60 days via webcast at the Internet address provided above, beginning two hours after the call ends.

About the Company

Arlington Asset Investment Corp. (NYSE: AI) is a principal investment firm that currently invests primarily in mortgage-related and other assets. The Company is headquartered in the Washington, D.C. metropolitan area. For more information, please visit www.arlingtonasset.com.

Statements concerning interest rates, portfolio allocation, financing costs, spread income, portfolio hedging, migrating capital from the private-label MBS portfolio to the agency MBS portfolio, dividends, book value, and any other guidance on present or future periods constitute forward-looking statements that are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, changes in interest rates, increased costs of borrowing, decreased interest spreads, changes in political and monetary policies, changes in default rates, changes in prepayment rates, changes in the Company’s returns, changes in the use of the Company’s tax benefits, changes in the agency MBS asset yield, changes in the Company’s monetization of net operating loss carry-forwards, changes in the Company’s ability to generate cash earnings and dividends, preservation and utilization of our net operating loss and net capital loss carry-forwards, impacts of changes to and changes by Fannie Mae and Freddie Mac, actions taken by the U.S. Federal Reserve and the U.S. Treasury, availability of opportunities that meet or exceed the Company’s risk adjusted return expectations, ability and willingness to make future dividends, ability to generate sufficient cash through retained earnings to satisfy capital needs, ability to realize book value growth through reflation of private-label MBS, and general economic, political, regulatory and market conditions. These and other material risks are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 and any other documents filed by the Company with the SEC from time to time, which are available from the Company and from the SEC, and you should read and understand these risks when evaluating any forward-looking statement.

Financial data follow

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
INTEREST INCOME
Interest on agency securities	$34,529	$23,184	$66,443	$39,892
Interest on private-label securities	4,155	6,852	9,198	14,002
Other	6	27	13	36
Total interest income	38,690	30,063	75,654	53,930

INTEREST EXPENSE
Interest on short-term debt	3,395	2,124	6,475	3,858
Interest on long-term debt	1,180	552	1,828	1,103
Total interest expense	4,575	2,676	8,303	4,961

Net interest income	34,115	27,387	67,351	48,969

INVESTMENT (LOSS) GAIN, NET
Realized gain on sale of available-for-sale investments, net	13,117	4,690	16,465	9,359
Other-than-temporary impairment charges	-	(80)	-	(80)
(Loss) gain on trading investments, net	(61,849)	49,694	(48,558)	62,454
Gain (loss) from derivative instruments, net	30,391	(46,585)	(45,728)	(70,065)
Other, net	305	187	414	324
Total investment (loss) gain, net	(18,036)	7,906	(77,407)	1,992

Operating income (loss) before other expenses	16,079	35,293	(10,056)	50,961

OTHER EXPENSES
Compensation and benefits	2,669	3,185	5,081	6,146
Professional services	321	395	451	911
Insurance	105	105	210	210
Occupancy and equipment	124	120	240	219
Board of director fees	304	264	542	495
Other operating expenses	308	311	615	554
Total other expenses	3,831	4,380	7,139	8,535

Income (loss) before income taxes	12,248	30,913	(17,195)	42,426

Income tax provision	5,647	12,074	18,389	16,554

Net income (loss)	$6,601	$18,839	$(35,584)	$25,872

Basic earnings (loss) per share	$0.29	$0.95	$(1.55)	$1.42

Diluted earnings (loss) per share	$0.29	$0.94	$(1.55)	$1.39

Weighted average shares outstanding - basic (in thousands)	22,979	19,740	22,976	18,282
Weighted average shares outstanding - diluted (in thousands)	23,098	20,060	22,976	18,579

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share data)

(Unaudited)

ASSETS	June 30, 2015	March 31, 2015	December 31, 2014

Cash and cash equivalents	$20,840	$15,315	$33,832
Interest receivable	12,273	11,269	10,701
Sold securities receivable	51,690	78,915	-
Mortgage-backed securities, at fair value
Agency securities	4,154,387	3,687,764	3,414,340
Private-label securities	152,162	241,017	267,437
Other investments	1,749	1,819	1,837
Derivative assets, at fair value	2,144	1,508	1,267
Deferred tax assets, net	113,121	113,276	122,365
Deposits	183,806	213,037	160,427
Prepaid expenses and other assets	2,498	2,697	2,283
Total assets	$4,694,670	$4,366,617	$4,014,489

LIABILITIES AND EQUITY

Liabilities:
Repurchase agreements	$3,631,772	$3,371,690	$3,179,775
Interest payable	1,267	1,162	1,106
Accrued compensation and benefits	2,989	1,562	6,067
Dividend payable	21,089	21,574	20,195
Derivative liabilities, at fair value	144,936	175,793	124,308
Purchase securities payable	271,035	148,252	-
Accounts payable, accrued expenses and other liabilities	894	751	1,006
Long-term debt	75,300	75,300	40,000
Total liabilities	4,149,282	3,796,084	3,372,457

Equity:
Common stock	230	230	230
Additional paid-in capital	1,898,217	1,897,138	1,897,027
Accumulated other comprehensive income, net of taxes	14,907	28,017	35,872
Accumulated deficit	(1,367,966)	(1,354,852)	(1,291,097)
Total equity	545,388	570,533	642,032

Total liabilities and equity	$4,694,670	$4,366,617	$4,014,489

Book Value per Share	$23.71	$24.83	$27.95

Shares Outstanding (in thousands) (1)	23,005	22,973	22,973

(1) Represents shares of Class A common stock and Class B common stock outstanding plus vested restricted stock units convertible into Class A common stock less unvested restricted Class A common stock.

In addition to the financial results reported in accordance with generally accepted accounting principles as consistently applied in the United States (“GAAP”), the Company calculated non-GAAP core operating income for the three and six months ended June 30, 2015 and 2014. In determining core operating income, the Company excludes certain legacy litigation expenses and adjusts net income determined in accordance with GAAP for the following non-cash and other items: (i) compensation costs associated with stock-based awards, (ii) non-cash accretion of private-label MBS purchase discounts, (iii) private-label MBS purchase discount accretion realized upon sale or repayment, (iv) other-than-temporary impairment charges, (v) other-than-temporary impairment charges realized upon sale, (vi) both realized and unrealized gains and losses on the agency MBS and all related hedge instruments, and (vii) non-cash income tax provisions.

The Company’s portfolio strategy on the Company’s agency MBS portfolio is to generate a net interest margin on the leveraged assets and hedge the market value of the assets, expecting that the fluctuations in the market value of the agency MBS and related hedges should largely offset each other over time. As a result, the Company excludes both the realized and unrealized fluctuations in the gains and losses in the assets and hedges on its hedged agency MBS portfolio when assessing the underlying core operating income of the Company. However, the Company’s portfolio strategy on the Company’s private-label MBS portfolio is to generate a total cash return comprised of both interest income collected and the cash return realized when the private-label MBS are sold that equals the difference between the sale price and the discount to par paid at acquisition. Therefore, the Company excludes non-cash accretion of private-label MBS purchase discounts from non-GAAP core operating income, but includes realized cash gains or losses on its private-label MBS portfolio in core operating income to reflect the total cash return on those securities over their holding period. Since the timing of realized cash gains or losses on private-label MBS may vary significantly between periods, the Company also reports core operating income excluding gains on private-label MBS.

These non-GAAP core operating income measurements are used by management to analyze and assess the Company’s operating results on its portfolio and assist with the determination of the appropriate level of dividends. The Company believes that these non-GAAP measurements assist investors in understanding the impact of these non-core items and non-cash expenses on our performance and provides additional clarity around our earnings capacity and trends. A limitation of utilizing this non-GAAP measure is that the GAAP accounting effects of these events do in fact reflect the underlying financial results of our business and these effects should not be ignored in evaluating and analyzing our financial results. Additional limitations of core operating income are that it does not include economic financing costs on the Company’s hedging instruments or amortization of premiums or discounts on the Company’s agency MBS whereas those amounts are both reflected in net income determined in accordance with GAAP and changes in book value. Therefore, the Company believes net income on a GAAP basis and these core operating income measures on a non-GAAP basis should be considered together.

The following is a reconciliation of GAAP net income to non-GAAP core operating income measures for the three and six months ended June 30, 2015 and 2014:

NON-GAAP CORE OPERATING INCOME

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
GAAP net income (loss)	$6,601	$18,839	$(35,584)	$25,872
Adjustments:
Legacy litigation expenses	-	43	-	54
Non-cash income tax provision	5,174	11,782	17,306	15,986
Stock compensation	370	779	481	1,456
Net realized and unrealized loss (gain) on trading MBS and hedge instruments	31,458	(3,199)	94,185	7,434
Realized gain on private-label MBS	(13,117)	(4,690)	(16,465)	(9,359)
Other-than-temporary impairment charges	-	80	-	80

Non-GAAP core operating income excluding gain on private-label MBS	30,486	23,634	59,923	41,523

Realized gain on private-label MBS	13,117	4,690	16,465	9,359
Other-than-temporary impairment charges realized upon sale or repayment	(6,081)	(1,390)	(6,081)	(4,026)
Purchase discount accretion of private-label MBS realized upon sale or repayment	5,357	(526)	9,802	347
Non-cash interest income related to purchase discount accretion of private-label MBS	(2,327)	(3,408)	(5,023)	(6,725)

Non-GAAP core operating income	$40,552	$23,000	$75,086	$40,478

Non-GAAP core operating income excluding gain on private-label MBS per share	$1.32	$1.18	$2.59	$2.23

Non-GAAP core operating income per share	$1.76	$1.15	$3.25	$2.18

Weighted average diluted shares outstanding	23,098	20,060	23,097	18,579

The following tables present information on the Company’s investment portfolio as of June 30, 2015:

AGENCY MBS PORTFOLIO

As of June 30, 2015

(Dollars in thousands)

(Unaudited)

	Face Amount	Fair Value	Market Price	Coupon	Weighted Average Life
30-year fixed rate:
3.5%	$414,593	$427,807	$103.19	3.50%	10.5
4.0%	3,252,318	3,457,923	106.32	4.00%	8.7
4.5%	246,685	268,630	108.90	4.50%	7.5
5.5%	24	27	112.55	5.50%	5.0
Total/weighted average	$3,913,620	$4,154,387	106.15	3.98%	8.8

PRIVATE-LABEL MBS PORTFOLIO

As of June 30, 2015

(Dollars in thousands)

(Unaudited)

Face value	$198,934
Unamortized discount	$(66,315)
Amortized cost	$132,619
Net unrealized gain	$19,543
Fair market value	$152,162
Fair market value (as a % of face value)	76.5%
Quarterly GAAP yield (annualized)	9.48%
Weighted average coupon	2.95%
60+ days delinquent	12.4%
Credit enhancement	0.1%
Loss severity (3-month)	33.0%
Constant prepayment rate (3-month)	12.3%